      As filed with the Securities and Exchange Commission on [FILING DATE]

                                                    REGISTRATION NO. 333 -
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              ---------------------

                              MAJESCO HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                              06-1529524
 (State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                           160 RARITAN CENTER PARKWAY
                            EDISON, NEW JERSEY 08837
          (Address, Including Zip Code, of Principal Executive Offices)

     MAJESCO HOLDINGS INC. 2004 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
                            (Full Titles of the Plan)

                                  JAN E. CHASON
                             CHIEF FINANCIAL OFFICER
                              MAJESCO HOLDINGS INC.
                           160 RARITAN CENTER PARKWAY
                            EDISON, NEW JERSEY 08837
                                 (732) 225-8910
                 (Name, Address and Telephone Number, Including
                        Area Code, of Agent For Service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
============================== ========================= ===================== =========================== ========================

                                                             Proposed                    Proposed
          Title of                    Amount to be            Maximum                     Maximum
 Securities to be Registered          Registered(1)       Offering Price                 Aggregate                   Amount of
                                                           Per Share (2)            Offering Price (2)           Registration Fee
------------------------------ ------------------------- --------------------- --------------------------- ------------------------

Common Stock, $0.001 par value       11,848,000  shares         $2.50                    $29,620,000                 $3,752.86
                                      3,152,000  shares         $1.93                    $6,083,360                  $  770.76
                                   ------------                                                                     ----------
                                     15,000,000   shares                                                             $4,523.62
============================== ========================= ===================== =========================== ========================

(1)  The number of shares of common stock, par value $.001 per share ("Common
     Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Majesco Holdings Inc. 2004 Employee, Director and
     Consultant Stock Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to
     Rule 416 under the Securities Act of 1933, as amended (the "Securities
     Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)  This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised;
     and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Over-the-Counter
     Bulletin Board as of a date ([PRICE DATE]) within five business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE
                                ----------------

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form
S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a)    The Registrant's Prospectus dated November 1, 2004 filed with the
Commission pursuant to Rule 424(b) of the Securities Act in connection with the
Registrant's Registration Statement on Form S-1 (No. 333-115822).

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz,
Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C. and members of that firm [, their families and trusts for their benefit] own an aggregate of approximately 186,971 shares of Common Stock of the
Registrant.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Incorporated by reference from the Registrant's Registration Statement on
Form S-1, No. 333-115822.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

         (4.1)    Certificate of Incorporation of the Registrant (Filed as
                  Exhibit 3.1 to Registrant's Report on Form 10-K, filed on
                  April 16, 2002, and incorporated herein by reference).

         (4.2)    Amendment to Certificate of Incorporation of the Registrant
                  dated September 11, 2000 (Filed as Exhibit 3.1 to Registrant's
                  Current Report on Form 8-K, filed on September 13, 2000, and incorporated herein by reference).

         (4.3)    Certificate of Amendment to the Amended and Restated
                  Certificate of Incorporation of the Registrant (Filed as
                  Exhibit 3.1 to Registrant's Current Report on Form 8-K, filed on April 27, 2004, and incorporated herein by reference).

         (4.4)    Second Amended and Restated By-Laws of the Registrant (Filed
                  as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q,
                  filed on September 14, 2004, and incorporated herein by
                  reference).

         (5)      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  as to the legality of shares being registered.

         (23.1)   Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Goldstein Golub Kessler LLP.

         (24)     Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

         (99.1)   2004 Employee, Director and Consultant Stock Plan,
                  (incorporated by reference to Schedule 14C filed on March 23,
                  2004.)

Item 9.  Undertakings.
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)   To include any prospectus required by Section 10(a)(3)
           of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
           "Calculation of Registration Fee" table in the effective Registration
           Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
           Statement or any material change to such information in the
           Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3,
     and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2)   That, for the purpose of determining any liability under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d)
     of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and
     Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
     Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edison , New Jersey on November 1, 2004.

                                               MAJESCO HOLDINGS INC.

                                               By: /s/ Carl Yankowski
                                                   ----------------------------
                                                   Carl Yankowski
                                                   Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Carl
Yankowski and Jan E. Chason, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Majesco Holdings Inc.,
and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as [he/she] might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Carl Yankowski              Chief Executive Officer         November 1, 2004
---------------------------     and Chairman (principal
Carl Yankowski                  executive officer)

/s/ Jan E. Chason               Chief Financial Officer         November 1, 2004
---------------------------     (principal financial and accounting officer)
Jan E. Chason

/s/ Jesse Sutton                President and Director          November 1, 2004
---------------------------
Jesse Sutton

/s/ Morris Sutton               Director, Chairman Emeritus     November 1, 2004
---------------------------
Morris Sutton

/s/ Joseph Sutton               Executive Vice President-       November 1, 2004
---------------------------     Research and Development and Director
Joseph Sutton

/s/ Louis Lipschitz             Director                        November 1, 2004
---------------------------
Louis Lipschitz

/s/ Marc Weisman                Director                        November 1, 2004
---------------------------
Marc Weisman

/s/ James Halpin                Director                        November 1, 2004
---------------------------
James Halpin

/s/ F. Peter Cuneo              Director                        November 1, 2004
---------------------------
F. Peter Cuneo